UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2008
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-28298 (Commission File Number)	94-3154463 (I.R.S. Employer Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On February 4, 2008, the Compensation Committee of the Board of Directors of Onyx Pharmaceuticals, Inc., or Onyx, determined and approved bonuses for each of Onyx’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) other than its Chief Executive Officer, in consideration for the officers’ and Onyx’s performance for the fiscal year ended December 31, 2007. The Board of Directors of Onyx determined and approved the bonus for Hollings C. Renton, the Chief Executive Officer of Onyx, on February 7, 2008, in consideration for his and Onyx’s performance for the fiscal year ended December 31, 2007. The bonuses awarded to the named executive officers and Onyx’s Chief Operating Officer for fiscal year 2007 are set forth in Exhibit 10.27 hereto and are incorporated herein by reference.
     On February 4, 2008, the Compensation Committee of the Board of Directors also approved fiscal 2008 base salaries and stock awards for each of the named executive officers, other than Onyx’s Chief Executive Officer. The Compensation Committee of the Board of Directors annually evaluates the performance, and determines the compensation of Onyx’s officers, other than its Chief Executive Officer, based on the Compensation Committee’s assessment of the individual’s performance, corporate performance and relative compensation for competitive positions in similar-sized, publicly-traded biopharmaceutical companies. The 2008 base salaries for the named executive officers and Onyx’s Chief Operating Officer are listed in Exhibit 10.27 hereto and are incorporated herein by reference. These salaries may be changed, and new stock awards may be awarded, at any time at the discretion of the Compensation Committee or the Board of Directors, as applicable. Each executive officer is employed “at will.”

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits.

Number	Description

10.27	Bonuses for Fiscal Year 2007 and Base Salaries for Fiscal Year 2008 for Certain Executive Officers.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2008	ONYX PHARMACEUTICALS, INC.
	By:	/s/ Gregory W. Schafer
Gregory W. Schafer
Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.27	Bonuses for Fiscal Year 2007 and Base Salaries for Fiscal Year 2008 for Certain Executive Officers.